UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2007

ACADIA PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50768	06?1376651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3911 SORRENTO VALLEY BOULEVARD SAN DIEGO, CALIFORNIA	92121
(Address of principal executive offices)	(Zip Code)

(858) 558–2871

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 29, 2007, ACADIA Pharmaceuticals Inc. (the “Company”) issued a press release announcing that it will make presentations covering its schizophrenia programs for each of ACP-103 and ACP-104 at the 2007 International Congress on Schizophrenia Research, being held from March 28 to April 1, 2007. The ACP-103 presentation will include previously announced top-line results from the recently completed Phase II schizophrenia co-therapy trial. The Company also will present new data from this study showing that patients in the co-therapy arm combining ACP-103 with risperidone (2 mg) had significantly lower prolactin levels after 42 days of treatment compared to patients in the risperidone (6 mg) plus placebo arm (p=0.0001). The condition of elevated prolactin is a commonly observed side effect of antipsychotic therapy and may adversely affect menstrual and sexual function as well as bone formation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

Date: March 29, 2007	By:	/s/ Thomas H. Aasen
Thomas H. Aasen
Vice President, Chief Financial Officer, Treasurer and Secretary